EXHIBIT 99.1

VisionWave Announces Strategic Collaboration with PVML to Advance Secure, Real-Time AI for Mission-Critical Operations

WEST HOLLYWWOD, California and TEL AVIV, Israel, VisionWave Holdings, Inc. (Nasdaq: VWAV), a defense technology company transforming defense capabilities and autonomous systems, today announced a strategic collaboration with PVML, a secure data–AI infrastructure company based in Tel Aviv that connects sensitive internal and operational data to AI. The partnership aims to establish a secure foundation for autonomous, real-time intelligence systems that operate on live mission data - without compromising security, confidentiality, or control.

The collaboration integrates VisionWave’s advanced radar and AI-driven computer vision systems with PVML’s secure, real-time data-AI infrastructure, connecting live defense data sources directly to active mission environments. This combination seeks to enable the development of an operational system powered by thousands of autonomous AI agents that plan missions, track execution, and respond dynamically to real-time deviations.

Early joint projects suggest that development cycles can be reduced by up to 70%, as VisionWave can now build trusted AI agents that securely connect to previously inaccessible data sources, thanks to a unified, secure, and infrastructure-agnostic foundation that preserves full control and confidentiality.

Advancing the Operational Edge

●	Live decision intelligence: VisionWave’s radar and computer vision systems, deployed on edge devices, will seek to combine intelligence and operational data through PVML’s secure infrastructure - without moving or duplicating sensitive data - to map real-time mission status and support its planning, tracking, and deviation alerts.

●	Autonomous agents: AI agents are intended to continuously analyze evolving mission data, ensuring distributed teams stay aligned with approved objectives and react instantly to changing field conditions.

●	Security by design: The goal is to design a system that enforces continuous, policy-based governance across every data access and model interaction, maintaining precision, trust, and control throughout the mission lifecycle.

“This collaboration seeks to give VisionWave the foundation to redefine how intelligence operates,” said Noam Kenig, Chief Executive Officer of VisionWave. “Our goal is to bring trusted, autonomous systems to the center of mission execution - where every decision, in every moment, counts.”

Next Steps

The collaboration will progress through a series of joint initiatives beginning in 2026, focused on advancing secure, real-time intelligence capabilities across defense and homeland security. Building on early pilot programs, VisionWave and PVML intend to introduce a Secure Intelligence Platform and expand its reach into additional high-security and international domains over time.

About VisionWave

VisionWave’s field tested and innovative solutions are designed to enhance security, enable multi-domain operations, and drive innovation across defense and homeland security. Its technologies connect advanced analytics, AI, and real-time systems to empower decision-makers in complex operational environments.

About PVML

PVML is a secure data–AI infrastructure that enables the connection of sensitive internal and operational data with AI. It provides real-time data access enforcement and instant, protocol-agnostic integration with the AI ecosystem - allowing systems and AI agents to operate safely, directly, and at scale.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements regarding the strategic collaboration with PVML, potential integrations of VisionWave’s radar and AI-driven computer vision systems with PVML’s data-AI infrastructure, anticipated reductions in development cycles, joint initiatives beginning in 2026, the introduction of a Secure Intelligence Platform, and expansion into additional domains. Forward-looking statements are based on current expectations and are subject to risks and uncertainties, including but not limited to additional testing and qualification, export and other regulatory approvals, contract negotiations, funding, competitive pressures, technological changes, market conditions, and other factors described in VisionWave’s filings with the U.S. Securities and Exchange Commission. Nothing herein guarantees future results; VisionWave undertakes no obligation to update forward-looking statements, except as required by law.

Investor Contact: investors@vwav.inc

Website: https://www.vwav.inc